Exhibit 99.1

                      PRESS RELEASE DATED JANUARY 26, 2001
                             ISSUED BY THE COMPANY

                                                    FOR IMMEDIATE RELEASE

                        GREIF BROS. CORPORATION ANNOUNCES
                 REVISED PURCHASE PRICE FOR VAN LEER INDUSTRIAL

DELAWARE, Ohio (January 26, 2001) Greif Bros. Corporation (NASDAQ: GBCOA/GBCOB), the leading U.S. manufacturer of industrial shipping containers, today announced the purchase price for the Van Leer industrial packaging division ("Van Leer Industrial") of Huhtamaki Van Leer Oyj of Espoo, Finland (HEX:
HVL1V and AEX: HVL) will be US $555 million, which includes the assumption of debt and other obligations.

On October 30, 2000, the Company announced the purchase price was expected to be US $620 million, which also included the assumption of debt and other obligations as of the closing date.
The reduction in the final purchase price was made as a result of additional due diligence performed after the transaction announcement.

As previously reported, the Company anticipates this transaction will close during the first quarter of calendar 2001.

Van Leer Industrial, headquartered in Amsterdam, The Netherlands, is a leading worldwide provider of industrial packaging and components, including steel, fibre and plastic drums, intermediate bulk containers and closure systems. This acquisition is expected to effectively double the size of Greif and establishes a strong competitive position for the Company in key global markets.

About Greif Bros. Corporation

Greif, which is headquartered in Delaware, Ohio, has been a packaging Company since its inception in 1877. Greif provides industrial container and packaging solutions and services, primarily to North American-based industries. The Company manufactures a broad variety of industrial shipping containers (which include fibre drums, plastic drums, steel drums, and intermediate bulk containers) and containerboard and corrugated products (which include semichemical and recycled medium, recycled linerboard, corrugated boxes, corrugated honeycomb products, and multiwall packaging) as well as manages timber

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properties. Greif has over 5,000 employees in the U.S., Canada, and Mexico. Additional corporate information is on the Company's web site at www.greif.com.

Some of the information in this press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project," and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company's actual results to differ materially from those projected, including the statements that the Company anticipates this transaction will close during the first quarter of calendar 2001 (paragraph three), and the acquisition is expected to effectively double the size of Greif and establishes a strong competitive position for the Company in key global markets (paragraph four). Risks and uncertainties that might cause a difference include, but are not limited to, changes in general business and economic conditions, risks of doing business in foreign countries, litigation or claims against the Company pertaining to this transaction, risks associated with the Company's acquisition strategy, and the Company's ability to integrate its newly acquired operations effectively with its existing businesses. These and other risks and uncertainties that could materially affect the financial results of the Company are further discussed in the Company's Annual Report on Form 10-K for the year ended October 31, 1999. All forward-looking statements made in this announcement are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statement.

Media Inquiries
Anita Bose
Robinson Lerer & Montgomery
212-484-7699

Shareholder/Analyst/Investor Inquiries
Bob Lentz
Robert A. Lentz & Associates
614-876-2000

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